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                                                                    EXHIBIT 99.1

                                  NEWS RELEASE


FOR IMMEDIATE RELEASE                                              July 22, 2005


HOUSTON, TEXAS - BLUE DOLPHIN ENERGY COMPANY (NASDAQ SYMBOL: BDCO)


GREGORY (GREG) W. STARKS NAMED TREASURER

BLUE DOLPHIN ENERGY COMPANY announced that it has elected Gregory (Greg) W. Starks to the position of Treasurer. As Treasurer, Mr. Starks will serve as Blue Dolphin's principal financial and accounting officer.

Mr. Starks joined Blue Dolphin in 2000 and has served as its Accounting Manager since April 2003. He is a Certified Public Accountant and holds a Bachelor of Business Administration Degree from the University of Texas at Austin and a Master of Business Administration Degree from the University of Houston.

BLUE DOLPHIN ENERGY COMPANY is engaged in the gathering and transportation of natural gas and condensate. Questions should be directed to Gregory W. Starks, Treasurer, at the Company's offices in Houston, Texas, 713-227-7660.